EXHIBIT 10.7
                                                  1995 FORM 10-K


                    SIXTH AMENDMENT TO CREDIT AGREEMENT

   THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 1, 1996, amends and supplements the Credit Agreement dated as of December 14, 1994, as amended by the First Amendment to Credit Agreement dated as of June 22, 1995, the Second Amendment to Credit Agreement dated as of August 31, 1995, the Third Amendment to Credit Agreement dated as of October 27, 1995, the Fourth Amendment to Credit Agreement dated as of December 29, 1995, and the Fifth Amendment to Credit Agreement dated December 29, 1995, (as so amended, the "Credit Agreement"), between Bucyrus-Erie Company (the "Company") and Bank One, Milwaukee, National Association (the "Bank").

                                  RECITAL

   The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.

                                AGREEMENTS

   In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Company and the Bank agree as follows:

   1. Definitions and References. Capitalized terms not defined herein shall have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in Section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Sixth Amendment to Credit Agreement.

   2. Amendments to Credit Agreement. Section 2.16(b)(iii) is created to read as follows:

       (iii) Project Financing Loan No. 3. The Bank agrees to make advances, subject to the terms and conditions set forth in this Agreement, to the Company to finance the construction of a 395-B shovel and related equipment and accessories to be sold by the Company to Mexicana de Cobre, S.A. de C.V. pursuant to Purchase Order No. 10-14-24-7488-5 dated November 16, 1995, and a 49-R drill and related equipment and accessories to be sold by the Company to Mexicana de Cananea, S.A. pursuant to Purchase Order No. 84-15-24-7516-5 dated November 17, 1995 ("Project No. 3") as follows:

            (a)  Maximum Loan Amount:  $5,000,000.00, reducing to
$2,300,000 upon the Company's receipt of 70% of the purchase price for the 395-B shovel.

            (b) Limitations on Advances: Prior to shipment to Mexicana de Cobre, S.A. de C.V. of the 395-B shovel, the total amount advanced shall not exceed the lesser of (i) the Maximum Loan Amount above, or (ii) 70% of the cost (determined in accordance with GAAP in a manner consistent with the Company's historical accounting practices) of the work-in-process and finished goods inventory comprising Project No. 3 minus 100% of any progress payment received. Upon shipment of the 395-B shovel to Mexicana de Cobre, S.A. de C.V., the total amount advanced shall not exceed the lesser of (i) the Maximum Loan Amount; or (ii) 90% of the amount of the invoice for Project No. 3, plus 70% of any remaining related work-in-process inventory minus 100% of any progress payments received.

            (c) Maturity Date: The aggregate principal amount of Project Loan No. 3 and all accrued interest shall be due upon the first to occur of
(a) the receipt by the Company of the amount due for Project No. 3; or (b) June 30, 1996.

            (d) Interest Rate: Reference Rate or the Adjusted Libor Rate with the Applicable Libor Margin being 2.25%.

            (e) Interest Payment Dates: Last Business Day of each month and the Maturity Date.

            (f)  Project Financing Reserve:  100% of the Maximum Loan
Amount, plus $1,170,000.00, to be reduced to $295,000.00 upon the Company's payment to the Bank reducing the outstanding principal balance on Project Note No. 3 to $2,300,000.00.

            (g)  Facility Fee:  $2,500.00.

   3. Conditions for Effectiveness. This Sixth Amendment shall be effective upon its execution and delivery by the Company and the Bank and the receipt by the Bank of (a) Project Financing Note No. 3, duly executed by the Company, (b) the Facility Fee, and (c) such other documents as the Bank may reasonably request relating to this Sixth Amendment.

   4. Representations and Warranties. The Company represents and warrants to the Bank that:

       (a) The execution and delivery of this Sixth Amendment and Project Financing Note No. 3 are within the Company's corporate power and corporate authority, have been duly authorized by all necessary action on the part of the Company, are not in violation of any existing law, or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company, or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity.

       (b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Sixth Amendment and no Default or Event of Default has occurred and is continuing.

   5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorney's fees) paid or incurred by the Bank in connection with the execution and delivery of this Sixth Amendment and the consummation of the transactions contemplated hereby.

   6. Full Force and Effect. The Company and the Bank confirm that the Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms.


   BANK ONE, MILWAUKEE,
   NATIONAL ASSOCIATION


By /s/William E. Shaw
   William E. Shaw,
   Vice President


   BUCYRUS-ERIE COMPANY


By /s/James D. Annand

Title V P Finance